Exhibit 99.3

LETTER OF TRANSMITTAL

To Accompany Common Shares of

Vivint Smart Home, Inc.

DESCRIPTION OF SHARES AND, IF APPLICABLE, SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s)	Certificate(s) Surrendered (if any) (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented By Certificate(s)

Total number of shares:

☐    If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates.                  (Number of Shares)

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, and 5)

To be completed ONLY if the new shares or payment for surrendered shares is to be issued in the name of someone other than the undersigned. You must obtain a MEDALLION SIGNATURE GUARANTEE. See reverse.

Issue payment to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4 and 5)

To be completed ONLY if the new shares or check for surrendered shares is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.

Deliver check to:

Name:
(Please Print)

Address:

(Include Zip Code)

IMPORTANT — STOCKHOLDERS SIGN HERE

(U.S. Holders Also Please Complete Substitute Form W-9 Below)

(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name:	Signature:

Name:	Signature:

Telephone Number:	Email Address:

Dated:                     , 20

Mandatory Corp Axn – Vivint Smart Home, Inc.

Mail to: Continental Stock Transfer & Trust Company,

Attn: Corporate Actions,

1 State Street 30th Floor, New York, NY 10004

Telephone: 917-262-2378

MEDALLION SIGNATURE GUARANTEE

(See Instructions 1 and 4)

Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

Mandatory Corp Axn – Vivint Smart Home, Inc.